UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

April 22, 2014

Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827

(Address of Principal Executive Offices)(Zip Code)
Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Renasant Corporation (the “Company”) held its 2014 Annual Meeting of Shareholders on April 22, 2014. Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitations. At the meeting, shareholders voted on the following:

•	The election of one Class 1 director to serve a one-year term.

•	The election of one Class 2 director to serve a two-year term.

•	The election of six Class 3 directors, each to serve a three-year term.

•	The adoption, in a non-binding advisory vote, of a resolution approving the compensation paid to our named executive officers.

•	The ratification of the appointment of HORNE LLP as the Company’s independent registered public accountants for 2014.

All of the Company’s nominees for directors as listed in the proxy statement were elected with the following vote:

	Votes “For”	Votes Withheld	Non-Votes
Class 1 Director (term expiring in 2015)
Hugh S. Potts, Jr.	20,886,179	952,168	4,801,281

Class 2 Director (term expiring in 2016)
Hollis C. Cheek	21,524,717	313,630	4,801,281

Class 3 Directors (term expiring in 2017)
William M. Beasley	19,310,184	2,528,163	4,801,281
Marshall H. Dickerson	20,867,323	971,024	4,801,281
R. Rick Hart	20,888,949	949,398	4,801,281
Richard L. Heyer, Jr.	21,052,763	785,584	4,801,281
J. Niles McNeel	13,456,815	8,381,532	4,801,281
Michael D. Shmerling	21,042,193	796,154	4,801,281

The term of office of each of the following directors continued at the 2014 Annual Meeting:
Class 1 Directors (term expiring in 2015)
George H. Booth, II., Frank B. Brooks, Albert J. Dale, III, John T. Foy and Jack C. Johnson.

Class 2 Directors (term expiring in 2016)
John M. Creekmore, Jill V. Deer, Neal A. Holland, Jr., E. Robinson McGraw and Theodore S. Moll.

The results of the non-binding advisory vote on the resolution approving the compensation paid to our named executive officers were as follows:

Votes “For”	Votes “Against”	Abstentions
17,126,452	4,435,036	276,859

The appointment of HORNE LLP as the Company’s independent registered public accountants for 2014 was ratified with the following vote:

Votes “For”	Votes “Against”	Abstentions
26,418,092	192,763	28,773

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION
Date: April 24, 2014	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman, President and Chief
Executive Officer